UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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ANDRX CORPORATION

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Filed by Andrx Corporation
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Andrx Corporation
Andrx Corporation has filed a Form 8-K with the Securities and Exchange Commission (the “SEC”) regarding the proposed merger of Watson Pharmaceuticals, Inc. and Andrx Corporation, which includes a copy of the definitive merger agreement. All parties desiring details regarding the conditions of this transaction are urged to review the contents of the definitive agreement, which is available at the SEC’s website at http://www.sec.gov/.
This filing may be deemed to be solicitation material in respect of the proposed merger of Watson and Andrx. In connection with the proposed merger, Andrx will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF ANDRX ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of Andrx. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Andrx with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and the company’s other filings with the SEC may also be obtained from the company. Free copies of Andrx’s filings may be obtained by directing a request to Andrx Corporation, 4955 Orange Drive, Davie, Florida 33314, Attention: Investor Relations.
Participants in Solicitation:
Andrx, Watson and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from their respective stockholders in favor of the merger. Information regarding Watson’s directors and executive officers is available in Watson’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 4, 2006. Information regarding Andrx’s directors and executive officers is available in Andrx’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 19, 2005. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

The following employee newsletter was distributed to Andrx Corporation employees on or about April 17, 2006.
Message from Tom Rice
With our recent announcement regarding Watson Pharmaceuticals’ pending acquisition of Andrx, we are embarking on a new journey. As we move through the process toward closing the transaction, we know there will be many questions about this new opportunity.
Special editions of Time Release will contain more information regarding the agreement and process. In each edition of this newsletter, we will provide an overview of the progress being made toward meeting our key milestones as we move toward finalization and closing with Watson.
As you know, the transaction with Watson will align our complementary businesses to strategically position us in an increasingly competitive marketplace.
You may have been aware that Dr. Chao recently visited our facilities. Watson believes our high caliber, state-of-the-art manufacturing operations, sustained-release technology, and R&D expertise are critical components for our future success together.
As this process continues, we must maintain our commitment to quality, compliance, and integrity while servicing our customers and partners. Now is the time for Andrx to continue showcasing its strengths — our unique distribution business, outstanding R&D and manufacturing capabilities, and excellent IT and financial integration systems. But most importantly, at the heart of these strengths is you, our talented and dedicated employees.
This newsletter will provide key updates as we travel along on our new journey. Please continue to communicate with your direct supervisors as questions arise. The senior management team and
I welcome your thoughts and stand ready to answer your questions as soon as we can.
Thomas P. Rice
“... Andrx significantly supports our long-term goal of expanding our existing product portfolio and pipeline, while strengthening Watson’s position in high value, specialized sustained-release technology.” Dr. Allen Chao, Watson’s Chairman and Chief Executive Officer
Benefits, Bonus, and Business As Usual
In the days following the merger announcement many questions have arisen about benefits, 401(k), bonuses, and merit increases. Benefits and 401(k) contributions remain unaffected. Bonuses are in the process of being finalized and are fully funded. Merit increases will be retroactive to February 27.
“Our employees are among the best and brightest in the industry, and we are pleased to distribute bonuses, and merit increases based on last year’s results,” said Ian Watkins, Senior Vice President, Human Resources. “We look forward to the continued commitment from all employees as we move toward finalization of the transaction.”

Many questions have been received related to stock options and restricted stock units. In an effort to answer as many of these questions as quickly as possible, a memo and Q&A have been posted on my.Andrx.com.
As always, you can find benefits information online 24/7 at my.Andrx.com. Details of our compensation plans under the new company will be communicated as they become available.
The Andrx-Watson Merger: Beginning the Process
On March 13, Andrx and Watson took the first major step by announcing that a definitive merger agreement had been executed. As you might expect, there is a lot to be done before the transaction is finalized.
The closing of the transaction is subject to the approval of the Federal Trade Commission. In addition, the adoption of the merger agreement will be put to a vote of Andrx stockholders. Those of you who own Andrx stock will be mailed the proxy statement and proxy after it has been cleared by the Securities Exchange Commission. Approval is necessary for the transaction to be completed.
As we wait for these events to occur, we continue to operate in a business-as-usual fashion.
In the meantime, we will keep the lines of communication open. Please keep logging on to my.Andrx.com to read the latest news. And don’t forget to submit your questions to your direct supervisor.
Watson Fast Facts
Then
Inception year 1984
First FDA approval 1985
IPO 1993
Achieves $1 billion in revenue 2000
Now
Approx. number of ANDAs in the pipeline 47
Approx. number of employees worldwide 4,000
Total revenue in 2005 $1.65 billion
Total number of products 130
Andrx Fast Facts
Then
Inception year 1992
IPO 1996
First FDA approval 1997
Achieves $1 billion in revenue 2003
Now
Approx. number of ANDAs in the pipeline 30
Approx. number of employees 1,700
Total revenue in 2005 $1.04 billion
Total number of products 25

This newsletter may be deemed to be solicitation material in respect of the proposed merger of Watson and Andrx. In connection with the proposed merger, Andrx will file a proxy statement with the U.S. Securities and Exchange Commission (the SEC). INVESTORS AND SECURITY HOLDERS OF ANDRX ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of Andrx. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Andrx with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and the company’s other filings with the SEC may also be obtained from the company. Free copies of Andrx’s filings may be obtained by directing a request to Andrx Corporation, 4955 Orange Drive, Davie, Florida 33314, Attention: Investor Relations.
Participants in Solicitation: Andrx, Watson and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from their respective stockholders in favor of the merger. Information regarding Watson’s directors and executive officers is available in Watson’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 4, 2006. Information regarding Andrx’s directors and executive officers is available in Andrx’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 19, 2005. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.